Exhibit 99.2

Empower Ltd. Announces Closing of $250 Million Initial Public Offering

October 09, 2020 06:18 PM Eastern Daylight Time

NEW YORK--(BUSINESS WIRE)--Empower Ltd. (NYSE:EMPW.U) (the “Company”) today announced the closing of its initial public offering of 25,000,000 units at a price of $10.00 per unit. The Company is a blank check company sponsored by an affiliate of MidOcean Partners and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. It may pursue a business combination in any industry, sector or geographic region, and intends to focus its search initially on U.S. businesses in the consumer products, retail, services, experiences and related sectors, which complement the broad experience of the Company’s management in consumer-facing enterprises at the forefront of evolving preferences, tastes, experiences and values.

The units are listed on the New York Stock Exchange and trade under the ticker symbol “EMPW.U”. Each unit consists of one Class A ordinary share of the Company and one-third of one warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share of the Company at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the New York Stock Exchange under the symbols “EMPW” and “EMPW WS,” respectively.

Empower is a SPAC that combines the strategic insight and creativity of recognized leaders in the consumer sector with the financial strength and expertise of a sophisticated institutional private equity investor. It is led by Matthew Rubel, chairman and CEO and Graham Clempson, President.

J.P. Morgan and Jefferies acted as joint book running managers for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,750,000 units at the initial public offering price to cover over-allotments, if any.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, phone: 866-803-9204, email: prospectus-eq_fi@jpmchase.com; or Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, phone: 877-821-7388, email: prospectus_department@jefferies.com.

A registration statement relating to the securities became effective on October 6, 2020 in accordance with Section 8(a) of the Securities Act of 1933, as amended. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Empower Ltd.

Empower Ltd. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or other similar business combination with one or more businesses or entities. Although the Company may pursue a business combination in any industry, sector or geographic region, it intends to focus its search initially on U.S. businesses in the consumer products, retail, services, experiences and related sectors, which complement the broad experience of the Company’s management in consumer-facing enterprises at the forefront of evolving preferences, tastes, experiences and values and which have the potential to offer a differentiated proposition that creates more meaning and connectivity to the modern consumer.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements,” including with respect to the use of net proceeds from the offering. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the offering filed with the U.S. Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this communication, except as required by law.